UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2015

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).	Election of Directors.

On May 11, 2015, the Board of Directors of FuelCell Energy, Inc. (“FuelCell”) elected Natica von Althann as a Director of FuelCell. Ms. von Althann will also be a member of FuelCell’s Audit and Finance Committee and Compensation Committee.

Ms. von Althann, 64, is also a Director of PPL Corporation, one of the largest investor-owned utilities in the U.S. with approximately 18,000 megawatts of power generation, and TD Bank US Holding Company and its two bank subsidiaries, TD Bank, N.A. and TD Bank USA, N.A. Ms. von Althann was a founding partner of C&A Advisors, a consulting firm for financial services and risk management from 2009 to 2013, following her retirement in 2008 as the Senior Credit Risk Management Executive for Bank of America and Chief Credit Officer of U.S. Trust, an investment management company owned by Bank of America. Previously, Ms. von Althann spent 26 years with Citigroup in various leadership roles, including Division Executive - Latin America for the Citigroup Private Bank, Managing Director and Global Retail Industry Head, and Managing Director and co-head of the U.S. Telecommunications – Technology group for Citicorp Securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: May 14, 2015	By:	/s/ Michael Bishop
Michael Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer